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C&S518 (Rev.5/93)                                           EXHIBIT 3(i).3
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                        MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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Dated Received                                                                  (FOR BUREAU USE ONLY)

APR 09 1997

                                                                                        FILED

                                                                                     APR -9 1997
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NAME
        JANIS K. KUJAN, LEGAL ASSISTANT                                             Administrator
-----------------------------------------------------------------            MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
ADDRESS                                                                   CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
        HONIGMAN MILLER SCHWARTZ AND COHN
        2290 FIRST NATIONAL BUILDING
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CITY                    STATE                     ZIP CODE
        DETROIT, MI 48226                                               EFFECTIVE DATE: 10-25-96
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DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE
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                           CERTIFICATE OF CORRECTION
             FOR USE BY CORPORATIONS AND LIMITED LIABILITY COMPANIES

            (Please read information and instructions on last page)

        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or
Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

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1.      The name of the corporation or limited liability company is:  ROCKWELL MEDICAL TECHNOLOGIES, INC.

2.      The identification number assigned by the Bureau is:    4 2 7 - 7 4 5

3.      The corporation or limited liability company is formed under the laws of the State of Michigan
                                                                                              -------------

4.      THAT    Articles of Incorporation
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                                (TITLE OF DOCUMENT BEING CORRECTED)

        was filed by the Bureau on October 25, 1996            and that said document requires correction.
                                   ---------------------------

5.      DESCRIBE THE INACCURACY OR DEFECT CONTAINED IN THE ABOVE NAMED DOCUMENT:
          Article III, Paragraph 1 did not accurately reflect the authorized common shares of the corporation.

6.      THE DOCUMENT IS CORRECTED AS FOLLOWS:
          The total authorized shares:
          1.    Common Shares 4,000,000
                Preferred Shares -0-
          2.    A statement of all of the relative rights, preferences and limitations of the shares of each class is as follows:
None

READ INSTRUCTION #7
BEFORE SIGNING                         SIGNED this 8th DAY OF April, 1997
                                                   ---        -----------

BY                                     BY     /s/ Jeanette M. Russow                BY
  -----------------------------------     ----------------------------------------    -----------------------------------
         (SIGNATURE)                               (SIGNATURE)                                  (SIGNATURE)


                                            Jeanette M. Russow, Incorporator
  -----------------------------------     ----------------------------------------    -----------------------------------
     (TYPE OR PRINT NAME AND TITLE)             (TYPE OR PRINT NAME AND TITLE)           (TYPE OR PRINT NAME AND TITLE)
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                         Name of Person or Organization
                                Remitting Fees:

                            HONIGMAN MILLER SCHWARTZ
                            ------------------------
                            AND COHN
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                          Preparer's Name and Business
                               Telephone Number:

                            JANIS K. KUJAN, LEGAL ASSISTANT
                            ------------------------
                            (313) 256-7833
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                          INFORMATION AND INSTRUCTIONS

1. The certificate of correction cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address you enter in the box on the front as evidence of filing.

     Since this document will be maintained on optical disc media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. The corrected document is effective in its corrected form as of its original filing date except as to a person who relied upon the inaccurate portion of the document and was, as a result of the inaccurate portion of the document, adversely affected by the correction.

4.   Item 2 - Enter the identification number assigned by the Bureau.

5.   This document is to be used pursuant to section 133 of Act 284, PA 1972;
     section 133 of Act 162, PA 1982; or section 106 of Act 23, PA of 1993 for the purpose of correcting a document filed with the Bureau which at the time of filing was an inaccurate record of the action referred to in the document or was defectively or erroneously executed. It may be used by corporations or limited liability companies.

6.   Item 6 - State the provision as it should have originally appeared.

7. This certificate must be signed in ink in the same manner as was required for the document to be corrected.

8. Fees: Make remittance payable to the State of Michigan. Include name and identification number on check or money order. NONREFUNDABLE FILING FEE


        CORPORATIONS .................................................. $10.00
        LIMITED LIABILITY COMPANIES ................................... $25.00

9.   Mail form and fee to:                         The office is located at:

            Michigan Department of Commerce               6546 Mercantile Way
            Corporation and Securities Bureau             Lansing, MI 48910
            Corporation Division                          (517) 334-6302
            P.O. Box 30054
            Lansing, MI 48909-7554